                                                                     Exhibit 4.1

                            CITYSCAPE FINANCIAL CORP.


                      THE SUBSIDIARY GUARANTOR named herein


                                       and


                      The Chase Manhattan Bank, as Trustee






                                    INDENTURE



                            Dated as of May 14, 1997




                               Up to $300,000,000

                          12-3/4% Senior Notes due 2004

                                                                          PAGE
                                                                          ----

                              CROSS-REFERENCE TABLE

    TIA                                                                             Indenture
Section                                                                             Section
-------                                                                             -------
310(a)(1)..................................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (b)..................................................................         7.08; 7.10; 12.02
      (b)(1)...............................................................         7.10
      (b)(9)...............................................................         7.10
      (c)..................................................................         N.A.
311(a).....................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312(a).....................................................................         2.05
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313(a).....................................................................         7.06
      (b)(1)...............................................................         7.06
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06
      (d)..................................................................         7.06
314(a).....................................................................         4.02; 4.04; 12.02
      (b)..................................................................         11.04
      (c)(1)...............................................................         12.04; 12.05
      (c)(2)...............................................................         12.04; 12.05
      (c)(3)...............................................................         N.A.
      (d)..................................................................         11.04
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315(a).....................................................................         7.01; 7.02
      (b)..................................................................         7.05; 12.02
      (c)..................................................................         7.01
      (d)..................................................................         6.05; 7.01; 7.02

----------
N.A. means Not Applicable.

      (e)..................................................................         6.11
316(a)(last sentence) .....................................................         2.10
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         8.02
      (b)..................................................................         6.07
      (c)..................................................................         8.04
317(a)(1)..................................................................         6.08
      (a)(2)...............................................................         6.09
      (b)..................................................................         7.12
318(a).....................................................................         12.01

-------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS


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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.   Definitions..................................................................         1
Section 1.02.   Other Definitions............................................................        24
Section 1.03.   Incorporation by Reference of Trust Indenture Act. ..........................        25
Section 1.04.   Rules of Construction........................................................        25

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.   Amount of Notes..............................................................        26
Section 2.02.   Form.........................................................................        26
Section 2.03.   Execution and Authentication.................................................        27
Section 2.04.   Registrar and Paying Agent...................................................        28
Section 2.05.   Paying Agent To Hold Money in Trust..........................................        28
Section 2.06.   Noteholder Lists.............................................................        29
Section 2.07.   Transfer and Exchange........................................................        29
Section 2.08.   Replacement Notes............................................................        30
Section 2.09.   Outstanding Notes............................................................        30
Section 2.10.   Treasury Notes...............................................................        31
Section 2.11.   Temporary Notes..............................................................        31
Section 2.12.   Cancellation.................................................................        31
Section 2.13.   Defaulted Interest...........................................................        32
Section 2.14.   CUSIP Number.................................................................        32
Section 2.15.   Deposit of Moneys............................................................        32
Section 2.16.   Book-Entry Provisions for Global Notes.......................................        33
Section 2.17.   Special Transfer Provisions..................................................        35
Section 2.18.   Computation of Interest......................................................        37

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
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                                    ARTICLE 3

                                   REDEMPTION
Section 3.01.   Election to Redeem; Notices to Trustee.......................................        37
Section 3.02.   Selection by Trustee of Notes To Be Redeemed.................................        38
Section 3.03.   Notice of Redemption.........................................................        38
Section 3.04.   Effect of Notice of Redemption...............................................        39
Section 3.05.   Deposit of Redemption Price..................................................        39
Section 3.06.   Notes Redeemed in Part.......................................................        40

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.   Payment of Notes.............................................................        40
Section 4.02.   SEC Reports..................................................................        40
Section 4.03.   Waiver of Stay, Extension or Usury Laws......................................        41
Section 4.04.   Compliance Certificate.......................................................        41
Section 4.05.   Taxes........................................................................        42
Section 4.06.   Limitation on Indebtedness...................................................        42
Section 4.07.   Limitation on Restricted Payments............................................        44
Section 4.08.   Limitation on Sales of Assets................................................        46
Section 4.09.   Limitation on Affiliate Transactions.........................................        50
Section 4.10.   Limitations on Liens.........................................................        51
Section 4.11.   Limitation on Creation of Subsidiaries.......................................        51
Section 4.12.   Limitation on Restrictions on Distributions from
                Restricted Subsidiaries......................................................        51
Section 4.13.   Payments for Consent.........................................................        52
Section 4.14.   Legal Existence..............................................................        53
Section 4.15.   Change of Control............................................................        53
Section 4.16.   Maintenance of Properties; Insurance; Books and
                Records; Compliance with Law.................................................        55
Section 4.17.   Limitation on Line of Business...............................................        56
Section 4.18.   Pledged Intercompany Note....................................................        56
Section 4.19.   Subsidiary Guarantees........................................................        56

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                                    ARTICLE 5

                              SUCCESSOR CORPORATION
Section 5.01.   Limitation on Consolidation, Merger and Sale of
                Assets.......................................................................        57
Section 5.02.   Successor Person Substituted.................................................        58

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default............................................................        58
Section 6.02.   Acceleration.................................................................        60
Section 6.03.   Other Remedies...............................................................        60
Section 6.04.   Waiver of Past Defaults and Events of Default. ..............................        61
Section 6.05.   Control by Majority..........................................................        61
Section 6.06.   Limitation on Suits..........................................................        61
Section 6.07.   Rights of Holders To Receive Payment.........................................        62
Section 6.08.   Collection Suit by Trustee...................................................        62
Section 6.09.   Trustee May File Proofs of Claim.............................................        62
Section 6.10.   Priorities...................................................................        63
Section 6.11.   Undertaking for Costs........................................................        63
Section 6.12.   Restoration of Rights and Remedies...........................................        64

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.   Duties of Trustee............................................................        64
Section 7.02.   Rights of Trustee............................................................        66
Section 7.03.   Individual Rights of Trustee.................................................        66
Section 7.04.   Trustee's Disclaimer.........................................................        67
Section 7.05.   Notice of Defaults...........................................................        67
Section 7.06.   Reports by Trustee to Holders................................................        67
Section 7.07.   Compensation and Indemnity...................................................        67
Section 7.08.   Replacement of Trustee.......................................................        69
Section 7.09.   Successor Trustee by Consolidation, Merger, Etc. ............................        70
Section 7.10.   Eligibility; Disqualification................................................        70
Section 7.11.   Preferential Collection of Claims Against Company. ..........................        70
Section 7.12.   Paying Agents................................................................        70

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                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01.   Without Consent of Holders...................................................        71
Section 8.02.   With Consent of Holders......................................................        72
Section 8.03.   Compliance with Trust Indenture Act..........................................        73
Section 8.04.   Revocation and Effect of Consents............................................        74
Section 8.05.   Notation on or Exchange of Notes.............................................        74
Section 8.06.   Trustee To Sign Amendments, Etc..............................................        75

                                    ARTICLE 9

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Satisfaction and Discharge of Indenture......................................        75
Section 9.02.   Legal Defeasance.............................................................        76
Section 9.03.   Covenant Defeasance..........................................................        77
Section 9.04.   Conditions to Defeasance or Covenant Defeasance. ............................        78
Section 9.05.   Deposited Money and U.S. Government
                Obligations To Be Held in Trust; Other
                Miscellaneous Provisions.....................................................        80
Section 9.06.   Reinstatement................................................................        80
Section 9.07.   Moneys Held by Paying Agent..................................................        81
Section 9.08.   Moneys Held by Trustee.......................................................        81
Section 9.09.   Collateral...................................................................        82

                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01.  Subsidiary Guarantee ........................................................        82
Section 10.02.  Execution and Delivery of Subsidiary Guarantees .............................        83
Section 10.03.  Limitation of Subsidiary Guarantee ..........................................        84
Section 10.04.  Additional Subsidiary Guarantors ............................................        84
Section 10.05.  Release of Subsidiary Guarantor .............................................        84

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                                   ARTICLE 11

                                    SECURITY
Section 11.01.  Pledge Agreement ............................................................        85
Section 11.02.  Maintenance of the Collateral ...............................................        85
Section 11.03.  Interest and Principal on the Collateral ....................................        86
Section 11.04.  Recording and Opinions ......................................................        86
Section 11.05.  Authorization of Actions To Be Taken by the
                Collateral Agent Under the Pledge Agreement..................................        87
Section 11.06.  Authorization of Receipt of Funds by the Trustee
                Under the Pledge  Agreement..................................................        88
Section 11.07.  Release of Collateral .......................................................        88
Section 11.08.  Termination of Security Interest ............................................        89

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls ................................................        89
Section 12.02.  Notices .....................................................................        89
Section 12.03.  Communications by Holders with Other Holders ................................        90
Section 12.04.  Certificate and Opinion as to Conditions Precedent ..........................        91
Section 12.05.  Statements Required in Certificate and Opinion ..............................        91
Section 12.06.  Rules by Trustee and Agents .................................................        91
Section 12.07.  Business Days; Legal Holidays ...............................................        92
Section 12.08.  Governing Law ...............................................................        92
Section 12.09.  No Adverse Interpretation of Other Agreements ...............................        92
Section 12.10.  No Recourse Against Others ..................................................        92
Section 12.11.  Successors ..................................................................        93
Section 12.12.  Multiple Counterparts .......................................................        93
Section 12.13.  Table of Contents, Headings, Etc. ...........................................        93
Section 12.14.  Separability ................................................................        93



EXHIBITS

Exhibit A.     Form of Note..................................................................       A-1
Exhibit B.     Form of Legend and Assignment for 144A........................................       B-1
Exhibit C.     Form of Legend and Assignment for Regulation S Note ..........................       C-1

                                                                                                    Page
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
Exhibit D.     Form of Legend for Global Note................................................       D-1
Exhibit E.     Form of Certificate To Be Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors.................................       E-1
Exhibit F.     Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S........................................       F-1
Exhibit G.     Form of Guarantee.............................................................       G-1
Exhibit H.     Pledge Agreement..............................................................       H-1

                  INDENTURE, dated as of May 14, 1997, among CITYSCAPE FINANCIAL CORP., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as hereinafter defined) and The Chase Manhattan Bank, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01. Definitions.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person to the extent in compliance with Section 4.07.

                  "Additional Interest" means additional interest on the Notes which the Company and the Subsidiary Guarantor, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

                  "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee) excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contact or otherwise;

and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.08 and 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") but excluding any merger, consolidation or sale of assets of the Company subject to and permitted by
Section 5.01, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Retained Interest Receivables (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary). Notwithstanding the foregoing, the following shall not be deemed to be Asset Dispositions: (i) the sale, lease, conveyance or other disposition of inventory or Hedging Obligations by the Company or a Restricted Subsidiary, (ii) the sale, lease, conveyance or other disposition of property or equipment that has become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) a disposition of Receivables in the ordinary course of business, (iv) any grant of a Permitted Lien, (v) a disposition of Temporary Cash Investments, (vi) any disposition of the Capital Stock of City Auto Resources, Inc. or Phoebus Software Limited held by the Company or any of its Restricted Subsidiaries, (vii) the sale of any property (whether real, personal or mixed) in connection with the incurrence of Capital Lease Obligations, and (viii) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the board of directors of the Company or a Subsidiary Guarantor, as appropriate, or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  A "Change of Control" shall be deemed to have occurred (i) upon any merger or consolidation of the Company with or into any other Person or any sale, transfer or other conveyance, whether direct or indirect, to any other Person of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee or surviving entity, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, or (iii) when, during any period of 12 consecutive months after the Issue Date, in-dividuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means the Intercompany Note and shall have the meaning assigned thereto in the Pledge Agreement.

                  "Collateral Agent" shall have the meaning assigned thereto in the Pledge Agreement.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

                  "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof and (B) Hedging Obligations permitted to be Incurred pursuant to clause (b)(6) of Section 4.06 to (ii) the Consolidated Net Worth of the Company.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and
(B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section
4.07 pursuant to clause (a) (3) (D) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Convertible Debentures" means the Company's 6% Convertible Subordinated Debentures due 2006 that are outstanding on the Issue Date.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, New York, New York 10001.

                  "CSC" means Cityscape Corp., the sole Subsidiary Guarantor as of the Issue Date.

                  "CSC-UK" means City Mortgage Corporation Limited, the Company's wholly- owned indirect U.K. Subsidiary.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulting Subsidiary" means any Restricted Subsidiary of the Company with respect to which an Event of Default described in clause (a)(6) of
Section 6.01 has occurred and is continuing.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of the Company or Restricted Subsidiary or an offer to repurchase such Capital Stock upon a disposition of assets, which provisions have substantially the same effect as the provisions of Section 4.08 or Section 4.15, as the case may be, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "Eligible Retained Interest Receivables" means Retained Interest Receivables other than any Retained Interest Receivables created as the result of the securitization or sale of other Retained Interest Receivables. For the purposes of clause (h)(A) of the definition of "Permitted Liens" the term Eligible Retained Interest Receivables shall include only (i) Eligible Retained Interest Receivables which exist on the Issue Date and are unencumbered or are created subsequent to the Issue Date which are unencumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables) as of the relevant date of determination and (ii) Eligible Retained Interest Receivables in existence on the Issue Date which are encumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), but only to the extent that the amount of any such Eligible Retained Interest Receivable exceeds two (2) times the outstanding principal amount of any Indebtedness secured by a Lien (either directly or on the Capital Stock of any such Special Purpose Subsidiary) on such Eligible Retained Interest Receivable as of the relevant date of determination.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" has the meaning provided in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is either (i) a U.K. Subsidiary or (ii) is incorporated in a jurisdiction other than the United States of America or the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in jurisdictions outside the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

                  "Guarantee" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply finds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Initial Purchasers" means, collectively, CIBC Wood Gundy Securities Corp., Bear, Stearns & Co. Inc. and Oppenheimer & Co., Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Intercompany Note" means the note dated as of May 14, 1997 from CSC-UK to CSC in an initial principal amount equal to $115.0 million denominated in US dol-lars, which matures on June 1, 2004 and bears interest at a rate not less than the rate borne by the Notes.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Investment Grade Rating" means with respect to the Notes a rating by S & P of at least BBB- and a rating by Moody's of at least Baa3 which is provided after assuming and giving effect to the (i) elimination of the applicability of the proviso to clause (h) of the definition of "Permitted Liens" and (ii) the release of the Collateral, and (iii) the release of the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees.

                  "Issue Date" means May 14 1997.

                  "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Retained Interest Receivables sold unless the seller is not liable for any losses thereon.

                  "Maturity Date" means June 1, 2004.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and investment banking and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means the securities issued by the Company pursuant to this Indenture, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Offering" means the offering of the Notes as described in the Offering Memorandum.

                  "Offering Memorandum" means the Offering Memorandum dated May 9, 1997 pursuant to which the Notes issued on the Issue Date were offered.

                  "Officer" with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller, the Treasurer or any Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion reasonably satisfactory in form to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
12.05 and delivered to the Trustee.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; and provided, further, except as provided in clause (xiii) below, in the case of any Investment in a Foreign Subsidiary that is not a Subsidiary Guarantor, such Investment shall be in the form of a loan constituting Senior Indebtedness of such Foreign Subsidiary, evidenced by a note; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.08; (ix) Receivables; (x) Interest Rate Agreements and Currency Agreements; (xi) Retained Interest Receivables; (xii) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xiii) capital contributions to Foreign Subsidiaries not to exceed 10% of the Company's consolidated stockholder's equity at the time of such contributions; (xiv) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables; and (xv) Investments (other than Investments permitted pursuant to clauses (i) - (xiv) above) by the Company and the Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million.

                  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property; or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; (g) Liens to secure Indebtedness permitted under the provisions described in clause (b) (1) or (b) (4) (to the extent refinancing Indebtedness incurred pursuant to clause (b) (1)) under Section 4.06; (h) Liens on Retained Interest Receivables (or on the Capital Stock of any Person substantially all the assets of which are Retained Interest Receivables); provided, however, that, for so long as the Notes do not have an Investment Grade Rating, the Company and its Restricted Subsidiaries shall have satisfied each of the following before incurring any Lien on Eligible Retained Interest Receivables pursuant to this clause (h): (A) there shall be Eligible Retained Interest Receivables at least equal to 150% of the principal amount then outstanding of unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries falling within clause (B) of the definition of "Senior Indebtedness"; and (B) the principal amount of any Indebtedness secured by any such Liens incurred pursuant to this clause (h) on any Eligible Retained Interest Receivables shall be limited, in the aggregate, to Eligible Retained Interest Receivables representing no more than 75% of the amount of Eligible Retained Interest Receivables in excess of the limitation described in (A) as shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving pro forma effect to the incurrence of such Lien, as of the end of the most recent fiscal quarter of the Company prior to the date on which such Lien is first incurred for which financial statements are available; provided, further, however, that a Lien on Eligible Retained Interest Receivables securing Indebtedness that is a Permitted Lien at the time such Indebtedness is first incurred shall continue to constitute a Permitted Lien, notwithstanding any reduction in value of such Eligible Retained Interest Receivables (as a result of their revaluation, any adverse change with respect to the underlying "pool" of Receivables or otherwise); (i) Liens existing on the Issue Date; (j) Liens on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other Property owned by such Person or any of its Subsidiaries; (k) Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other Property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (m) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (n) Liens on property of a Special Purpose Subsidiary otherwise in compliance with clause (h) above; (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h),
(i), (j) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i), (j) or (k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension renewal or replacement; (p) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; (q) judgment and attachment Liens not giving rise to an Event of Default; (r) Liens in favor of the Company or any Restricted Subsidiary; (s) a Lien on the Intercompany Note in favor of the Trustee for the benefit of holders of the Notes; (t) Liens securing Indebtedness otherwise permitted to be incurred on any note provided by a Foreign Subsidiary to the Company or any Domestic Subsidiary initially evidencing loans made by the Company or such Domestic Subsidiary out of the proceeds of such Indebtedness;
(u) Liens securing Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary (i) pledged to a third party and (ii) secured by Retained Interest Receivables, provided that the Company is in compli-ance with clause (h) above. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.08.

                  "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that
(i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of 20% of the advances made thereunder, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) 105% of the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Pledge Agreement" means the Pledge Agreement dated the Issue Date among the Company, the Collateral Agent and the Trustee in substantially the form attached as Exhibit H as the same may be amended, supplemented, restated or modified from time to time.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

                  "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act other than any such public offering occurring substantially concurrently with the issuance of the Notes.

                  "Purchase Agreement" means the Securities Purchase Agreement dated as of May 9, 1997 by and among the Company, the Subsidiary Guarantor and the Initial Purchasers.

                  "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

                  "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualifying Securitization Subsidiary" means any Subsidiary of the Company that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by the Company or another Subsidiary in a transaction that constitutes a "true sale" under GAAP,
(ii) constitutes a "special purpose vehicle" under rating agency guidelines, and
(iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

                  "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or
(y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantor and the Initial Purchasers, as amended from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Related Business" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of the Company in existence as of the Issue Date.

                  "Related Party" with respect to any Person means (i) any spouse, sibling, parent or lineal descendant of such Person or any spouse of such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity that is controlled by Persons referred to in clause (i).

                  "Responsible Officer", when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Stock) held by any Affiliate of the Company, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) in any Person or (v) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

                  "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without recourse to the Company or any of the Subsidiary Guarantors (including, without limitation, any Special Purpose Subsidiary of the Company), provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Subsidiary Guarantor.

                  "Senior Indebtedness" means the principal of, premium and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (A) or
(B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that, individually or if merged with all other Defaulting Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Special Purpose Subsidiary" means (i) a Restricted Subsidiary formed in connection with a securitization (i) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Retained Interest Receivables created in such securitization and (iii) that conducts no business other than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the Notes to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantees" means each Guarantee given by the Subsidiary Guarantors in accordance with this Indenture.

                  "Subsidiary Guarantor" means a domestic Restricted Subsidiary of the Company that is or becomes a Subsidiary Guarantor in accordance with this Indenture.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated as least "A" by S&P or "A" by Moody's.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "U.K. Subsidiary" means a Restricted Subsidiary that is incorporated in the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in the United Kingdom.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Un-restricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under paragraph (a) of
Section 4.06 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loans to a Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

                  "Warehouse Indebtedness" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time as such Receivables are (i) securitized,
(ii) repurchased by the Company or its

Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02. Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                 Term                                               Defined in Section
                 ----                                               ------------------
"Affiliate Transaction"..........................................        4.09
"Agent Members"..................................................        2.16(a)
"Bankruptcy Law".................................................        6.01(b)
"Business Day"...................................................        12.07
"Cedel"..........................................................        2.16(a)
"Change of Control Offer"........................................        4.15(a)
"Change of Control Payment Date".................................        4.15(b)(3)
"Covenant Defeasance"............................................        9.03
"Custodian"......................................................        6.01(b)
"Euroclear"......................................................        2.16(a)
"Event of Default"...............................................        6.01(a)
"Excess Proceeds Offer"..........................................        4.08(b)
"Global Notes"...................................................        2.16(a)
"Legal Defeasance"...............................................        9.02
"Legal Holiday"..................................................        12.07
"Offer Period"...................................................        4.08(d)
"Other Notes"....................................................        2.02
"Paying Agent"...................................................        2.04
"Purchase Date"..................................................        4.08(d)
"Registrar"......................................................        2.04
"Regulation S Global Notes"......................................        2.16(a)
"Regulation S Notes".............................................        2.02
"Reinvestment Date"..............................................        4.08(a)
"Restricted Global Note".........................................        2.16(a)
"Rule 144A Notes"................................................        2.02

Section 1.03. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) words used herein implying any gender shall apply to both genders; and

                  (6) whenever in this Indenture there is mentioned, in any context, Principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                    ARTICLE 2

                                    THE NOTES


Section  2.01. Amount of Notes.

                  The Trustee shall, upon receipt of a Company Request, authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $300,000,000. Each such written order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the title of the Notes of the series (which shall distinguish the Notes of the series from Notes of any other series). All Notes issued on the Issue Date shall be identical in all respects other than issue dates and the date from which interest accrues and except as provided in this Section 2.01. The aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000 except as provided in Section 2.08.

                  Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $300,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request.

Section  2.02. Form.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule, usage or agreements to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reli-ance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by the Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03. Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be nevertheless valid.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 and for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The Notes shall be dated the date of their authentication.

Section 2.04. Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company or any of its domestic Subsidiaries may act as Paying Agent or Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.05. Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Subsidiary Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a)(i) or (a)(ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07. Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Subsidiary Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.15 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Section 2.08. Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Subsidiary Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Subsidiary Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation and (c) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Subsidiary Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

                  If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP or CINS number.

Section 2.15. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on the Business Day prior to each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.16. Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Notes and Other Notes which may be held in global form, other than Regulation S Notes, initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note, the "Global Notes"). The Global Notes initially shall
(i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (as defined below) (or, in the case of the Regulation S Global Notes, of Morgan Guaranty Trust Company, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit D.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

                  (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. After the Restricted Period, no such certifications shall be required.

                  (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

                  (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                    (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the Issue Date plus two years or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                    (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                    (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18. Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                    ARTICLE 3

                                   REDEMPTION


Section 3.01. Election to Redeem; Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes.

Section 3.02. Selection by Trustee of Notes To Be Redeemed.

                  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 3.03. Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                    (1) the Redemption Date;

                    (2) the redemption price and the amount of premium and accrued interest to be paid, if any;

                    (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender and cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                    (4) the name and address of the Paying Agent;

                    (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (6) that, unless the Company default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                    (7) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed;

                    (8) the aggregate principal amount of Notes that are being redeemed; and

                    (9) That no representation is made as to the correctness or accuracy of the CUSIP or CINS numbers, if any, listed in such notice or provided in the Notes.

                  At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04. Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued and unpaid to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05. Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid because of the failure of the Company to comply with the preceding paragraph, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue, and the Trustee shall authenticate, for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                    ARTICLE 4

                                    COVENANTS


Section 4.01. Payment of Notes.

                  The Company shall pay the principal of, premium, if any, and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.

                  (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements. The Company (at its own expense) will file with the Trustee within 15 days after it would have been required to file such information, documents and reports with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

                  (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

                  (c) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year an Officers' Certificate (one of the signers of which on behalf of the Company shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action the Company or the Subsidiary Guarantors, as the case may be, is taking or proposes to take with respect thereto.

                  (b) So long as the Trustee has not received an Officers' Certificate stating that it would be contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) If any Default or Event of Default has occurred and is continuing, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto, within 30 days after the occurrence thereof.

Section 4.05. Taxes.

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.00 to 1.00.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may Incur any or all of the following
Indebtedness:

                    (1) (A) Permitted Warehouse Indebtedness and Guarantees thereof by the Company or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness; and
         (B) additional Indebtedness to finance the general corporate needs of the Company and its Subsidiaries in an amount not to exceed $25 million at any one time outstanding;

                    (2) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                    (3) the Notes and the Subsidiary Guarantees;

                    (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

                    (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause (5);

                    (6) Hedging Obligations directly related to: (i) Indebtedness permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to the Indenture; (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility; (iii) Receivables with respect to which the Company or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (iv) Retained Interest Receivables and other assets owned or financed by the Company or any Restricted Subsidiary;

                    (7) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance or refinance the construction, purchase or lease of, or repairs, improve-ments or additions to, property which Indebtedness does not in the aggregate exceed $15.0 million in aggregate principal amount at any one time outstanding;

                    (8) Non-Recourse Indebtedness of any Qualifying Securitization Subsidiary; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness or if the Subsidiary that Incurred such Indebtedness ceases to be a Qualifying Securitization Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by such Subsidiary; and

                    (9) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or paragraph (a)), does not exceed $25.0 million at any one time outstanding.

                  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

Section 4.07. Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 25% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (i) occurring substantially contemporaneously with the issuance of the Notes, (ii) to a Subsidiary of the Company or (iii) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to em-ployee contributions); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion of exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by the Company or any Restricted Subsidiary, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause
(D) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and
(B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3) (B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.06; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) any payments made to holders of the Convertible Debentures for partial share redemptions in connection with the conversion thereof into Capital Stock of the Company; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments; and (v) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans, provided, how-ever, that such purchases shall be excluded from the calculation of the amount of Restricted Payments.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.08. Limitation on Sales of Assets.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition in excess of $2.0 million unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects, either to (x) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (y) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary (provided that the proceeds of an Asset Disposition of the Company's direct assets may not be used to prepay, repay, redeem or purchase Senior Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from, or prior to, the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the date that is 180 days after the later of such dates being the "Reinvestment Date"); (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to the Holders (and to holders of other Senior Indebtedness designated by the Company) to purchase Notes (and to prepay, repay or purchase such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture in the case of the Notes or the conditions contained in the agreements governing such other Senior Indebtedness; provided, that any such offers shall be on a pro rata basis in proportion to the outstanding principal amounts of the Indebtedness to which such offers apply and that to the extent any Net Available Cash remains following such pro rata offer such Net Available Cash shall be applied to the repurchase on a pro rata basis in proportion to the outstanding principal amount thereof of any such Indebtedness which continues to remain outstanding after such offer has been accepted by the holder thereof; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to (x) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness designated by the Company (other than any Disqualified Stock) of the Company or any Restricted Subsidiary (other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in paragraph
(b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or
(C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (C), at the time of such prepayment, repayment or purchase, and, to the extent, the Company would have been able to Incur such Indebtedness pursuant to Section 4.06; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and C), to any application not prohibited by the Indenture, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

                  For the purposes of this Section 4.08, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness or liabilities of the Company or any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition; (y) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments and (z) an amount equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company) of operating assets (including Receivables and Retained Interest Receivables) to be used or useful in any Related Business received by the transferee in connection with such Asset Disposition.

                  (b) In the event of an Asset Disposition that requires an offer to purchase the Notes (and other Senior Indebtedness) pursuant to paragraph (a)(ii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (an "Excess Proceeds Offer"). If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such Excess Proceeds Offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be permitted to apply the remaining Net Available Cash in accordance with clause
(a)(ii)(C) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this Section 4.08 if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

                  (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company to a Person in a transaction permitted under Section 5.01 the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 4.08, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition; provided, that this clause shall not apply to the extent that the properties and assets of the Company not so transferred are exchanged for Additional Assets received by the Company or held by such other Person in such transaction. In addition, the fair market value of such properties and assets of the Company deemed to be sold shall be deemed to be Net Available Cash.

                  (d) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply Net Available Cash to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations to be used in determining the amount of Net Available Cash to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the

"Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                    (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.08 and the length of time the Excess Proceeds Offer will remain open;

                    (2) the purchase price and the Purchase Date;

                    (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                    (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

                    (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

                    (6) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                    (7) that, if the aggregate principal amount of Notes surrendered (or transferred by book-entry transfer) by Holders exceeds Net Available Cash available therefor, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                    (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof ten-dered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Subsidiary Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Net Available Cash not required to repurchase Notes for use in accordance with this Section 4.08.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

Section 4.09. Limitation on Affiliate Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  The provision of the foregoing paragraph shall not apply to
(i) transactions between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, (ii) any Restricted Payment permitted to be made under Section 4.07 or any Permitted Investment, (iii) loans or advances to employees in the ordinary course of business, (iv) customary directors fees and indemnities, (v) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (vi) any Indebtedness permitted by paragraph (b)(2) of Section 4.06, (vii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company and (viii) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors of the Company.


Section 4.10. Limitations on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (i) upon the Collateral other than the Liens created by the Notes, the Indenture and the Pledge Agreement and the Liens expressly permitted by the Pledge Agreement and (ii) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than, in the case of this clause (ii), Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

Section 4.11. Limitation on Creation of Subsidiaries.

                  The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture or (iii) an Unrestricted Subsidiary.

Section 4.12. Limitation on Restrictions on Distributions from Restricted
              Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any agreement that constitutes a Refinancing thereof permitted under this Indenture; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or was designated a Restricted Subsidiary (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.12 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (i) or
(ii) of this Section 4.12, as the case may be; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) customary affiliate transactions provisions; (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (viii) encumbrances or restrictions pursuant to Permitted Warehouse Indebtedness.

Section 4.13. Payments for Consent.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14. Legal Existence.

                  Subject to Section 4.08, Article 5 and Article 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15. Change of Control.

                  (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

                  (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                    (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                    (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

                    (3) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                    (4) that any Note not tendered will continue to accrue interest;

                    (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (6) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                    (7) that Holders will be entitled to withdraw their acceptance if the Company, the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                    (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                    (9) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                    (10) the name and address of the depository or Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (c) (A) If either Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase or redeem, or make an offer to repurchase or redeem, such Indebtedness or Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such redemption, repurchase offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16. Maintenance of Properties; Insurance; Books and Records;
              Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this paragraph shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

Section 4.17. Limitation on Line of Business.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Section 4.18. Pledged Intercompany Note.

                  On the date of this Indenture, the Company will cause the Collateral to be pledged by CSC to the Trustee for the benefit of the Holders of the Notes pursuant to the Pledge Agreement as security for payment of principal and interest under the Notes.

Section 4.19. Subsidiary Guarantees.

          (a) The Company will cause each of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary to execute and deliver a Subsidiary Guarantee to the Trustee on the date of this Indenture.

          (b) Prior to the date on which the Notes receive an Investment Grade Rating, if the Company or any of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary acquires or creates another domestic Restricted Subsidiary that is not a

Special Purpose Subsidiary after the date of this Indenture, the Company will cause such Restricted Subsidiary to execute such Subsidiary Guarantee and deliver it to the Trustee, together with an Opinion of Counsel in a form reasonably satisfactory to the Trustee.

Section 4.20. Further Assurance to the Trustee.

                  The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

                  (a) Neither the Company nor any Subsidiary Guarantor shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company or the Subsidiary Guarantor, as the case may be) shall expressly assume, by a supplemental indenture thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or the Subsidiary Guarantor, as the case may be, under the Notes and this Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; (iv) immediately after giving effect to any such transaction solely with respect to the Company, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) solely with respect to the Company, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The foregoing shall not prohibit any merger or consolidation between the Company and any Subsidiary Guarantor.

Section 5.02. Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes; provided, however, that the predecessor corporation, in the case of a lease, shall not be released from the obligation to pay the principal of and interest on the Notes.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01. Events of Default.

                  (a) An "Event of Default" occurs if

                    (1) a default in the payment of interest on the Notes when due, continued for 30 days;

                    (2) a default in the payment of principal of any Note;

                    (3) the failure by the Company to comply with its obligations under Section 5.01 above;

                    (4) the failure by the Company or any Subsidiary to comply for 30 days after notice with any of its other obligations in respect of the Notes or under the Indenture; provided that no Event of Default shall have occurred until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice;

                    (5) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such other Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross-acceleration provision");

                    (6) the failure of a Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance of a Subsidiary Guarantee by such Subsidiary Guarantor;

                    (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due;

                    (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either of the Company or
                  any Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of either of the Company or
                  any Significant Subsidiary or for all or substantially all of the property of either of the Company or any Significant Subsidiary, or

                           (C) orders the liquidation of either of the Company
                  or any Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

                    (9) any final non-appealable judgment or decree for the payment of money in excess of $5.0 million is rendered against the Company or a Restricted Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision").

                  (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  (c) Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Disposition or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

Section 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default arising under Section 6.01(a)(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(a)(7) or (8) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of Noteholders not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

                  Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

                    (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                    (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Subsidiary Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13. Rights and Remedies Cumulative.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or new or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


                                    ARTICLE 7

                                     TRUSTEE


Section 7.01. Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.05 or 6.06 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, paragraphs
(a), (b), (c), (d) and (f) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

                  Subject to Section 7.01 hereof:

                    (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                    (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                    (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                    (5) The Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

                    (6) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Subsidiary Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Subsidiary Guarantee, it shall not be accountable for the Company's or any Subsidiary Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Subsidiary Guarantors pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Subsidiary Guarantee or this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interest of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing May 15, 1997, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(1) and (2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

         Reports pursuant to this Section 7.06 shall be transmitted by mail

                    (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                    (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

                  (a) The Company and the Subsidiary Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the

Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company and the Subsidiary Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Subsidiary Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and Subsidiary Guarantors of their obligations hereunder except to the extent the Company and the Subsidiary Guarantors are prejudiced thereby.

                  (c) To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Subsidiary Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  (e) For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section 7.08.

                  (b) The Trustee may resign by so notifying the Company and the Subsidiary Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                    (1) the Trustee fails to comply with Section 7.10 hereof;

                    (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4) the Trustee otherwise becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under
Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01. Without Consent of Holders.

                  The Company and the Subsidiary Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Pledge Agreement without notice to or consent of any Noteholder:

                    (1) to comply with Section 5.01 hereof;

                    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (3) to comply with any requirements of the SEC under the TIA;

                    (4) to cure any ambiguity, omission, defect or inconsistency;

                    (5) to add to the covenants of the Company for the benefit of the Holders of the Notes;

                    (6) to surrender any right to power conferred upon the Company or a Subsidiary Guarantor;

                    (7) to make any other change that does not adversely affect the rights of any Noteholders hereunder;

                    (8) to add guarantees with respect to the Notes;

                    (9) to further secure the Notes;

                   (10) to release Collateral or Subsidiary Guarantees in accordance with the terms of this Indenture, the Subsidiary Guarantees or the Pledge Agreement; or

                   (11) to provide for the issuance and authorization of the Exchange Notes and/or the Private Exchange Notes in a manner that does not adversely affect the rights of any Noteholder.

                  The Trustee is hereby authorized to, and shall, join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

                  The Company (when authorized by a Board Resolution), the Subsidiary Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Pledge Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for the Notes). The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or Subsidiary Guarantors with any provision of this Indenture, the Notes, the Subsidiary Guarantees or the Pledge Agreement. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                    (1) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture, the Notes, the Subsidiary Guarantees or the Pledge Agreement;

                    (2) reduce the rate of or change the time for payment of interest on any Note;

                    (3) reduce the principal of or premium on or extend the Stated Maturity of any Note;

                    (4) make any Note payable in money other than that stated in the Note;

                    (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.01 hereof, or change the time before which no such redemption may be made;

                    (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note;

                    (7) impair the right of any Holders of the Notes to receive payment of principal of, interest on and premium on, if any, such Holders' Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holders' Notes;

                    (8) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02; or

                    (9) affect the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver; provided, however, that the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

                  Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, Notes, Subsidiary Guarantees or Pledge Agreement, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture, Notes, Subsidiary Guarantees or Pledge Agreement unless such amended or supplemental indenture, Notes, Subsidiary Guarantees or Pledge Agreement affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture, the Notes, the Subsidiary Guarantees or Pledge Agreement shall comply with the TIA as then in effect. This Indenture shall be construed to comply in every respect with the TIA.

Section 8.04. Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee To Sign Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and Subsidiary Guarantors, enforceable against the Company and Subsidiary Guarantors in accordance with its terms (subject to customary exceptions).


                                    ARTICLE 9

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01. Satisfaction and Discharge of Indenture.

                  The Company may terminate its obligations under the Notes and this Indenture and the Subsidiary Guarantors may terminate their obligations under the Subsidiary Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, when

                  (a) either

                  (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 or 2.08 hereof and (B) Notes for whose payment money has theretofore been deposited with the Trustee as provided in Section 4.01) have been cancelled by the Trustee or have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                    (A) have become due and payable, or

                    (B) will become due and payable at their Stated Maturity within one year, or

                           (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and, in the case of clause (ii)(A), (ii)(B) or (ii)(C) above, the Company or any Subsidiary Guarantor has deposited or caused to be deposited with the Trustee in trust for such purpose, together with a statement by the Company that such deposit is irrevocable, money in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

                  (b) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company;

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is party or by which the Company is bound; and

                  (d) the Company and each Guarantor have complied with TIA
Section 314(c) in connection with such satisfaction and discharge.

                  After such delivery the Trustee, at the expense of the Company, upon request shall acknowledge in writing the satisfaction and discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.07, 7.07, 9.05, 9.06 and
9.08 hereof shall survive.

Section 9.02.     Legal Defeasance.

                  The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes and the Subsidiary Guarantors discharged from their obligations under the Subsidiary Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal De-feasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.11 and 4.20 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under
Section 9.03 below with respect to the Notes.

Section 9.03.     Covenant Defeasance.

                  At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Subsidiary Guarantors shall be released from their respective obligations under Sections
4.02 (except for obligations mandated by the TIA) and 4.04 through 4.20, inclusive, and clauses (a)(iii) and (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "outstanding" for the purposes of any direction, waiver, consent, declaration or act of Holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed to be "outstanding" for all other purposes hereunder (provided that such Notes shall not be deemed to be outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly, by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such

Notes and the Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, clauses (a)(4), (5), (7) (but only with respect to any Significant Subsidiary),
(8) (but only with respect to any Significant Subsidiary) and (9) of Section
6.01 shall not constitute Events of Default.

Section 9.04.     Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                    (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

                    (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                    (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                    (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by it is are bound;

                    (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                    (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
         Section 9.03 hereof (as the case may be) have been complied with;

                    (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                   (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Subsidiary Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof, as the case may be; provided, however, that if the Company or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.     Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.     Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

Section 9.09.     Collateral.

                  Upon the Company's exercise under this Article 9 of the option applicable to either Section 9.02 or 9.03 or the satisfaction and discharge of this Indenture under Section 9.01 hereof, the Collateral shall be released pursuant to Section 11.07 hereof.


                                   ARTICLE 10

                               GUARANTEE OF NOTES


Section 10.01.    Subsidiary Guarantee.

                  Subject to the provisions of this Article 10, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee: (i) the due and punctual payment of the principal of and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07), all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor (other than a defense of payment or performance).

                  Each Subsidiary Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in
Section 9.01 hereof. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Article 10 and not discharged.

                  The Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee by its manual signature.

Section 10.02.    Execution and Delivery of Subsidiary Guarantees.

                  To evidence the Subsidiary Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit G hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that the Subsidiary Guarantee in this Indenture shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer of a Subsidiary Guarantor whose manual or facsimile signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.03.   Limitation of Subsidiary Guarantee.

                  The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

Section 10.04.    Additional Subsidiary Guarantors.

                  The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of
Section 4.19 hereof, to execute a guarantee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

Section 10.05.    Release of Subsidiary Guarantor.

                  A Subsidiary Guarantor (or, in the case of clause (iii) below, each Subsidiary Guarantor) shall be released from all of its obligations under its Subsidiary Guarantee if:

                    (i) the Subsidiary Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Sections 4.08 and 5.01 hereof;

                   (ii) the Subsidiary Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with Section 5.01 hereof; or

                  (iii) an Investment Grade Rating is received by the Company with respect to the Notes;

and in each such case, such Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with. The Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.


                                   ARTICLE 11

                                    SECURITY


Section 11.01.    Pledge Agreement.

                  Each Holder, by accepting any Notes, agrees to all of the terms and provisions of the Pledge Agreement as the same may be in effect or may be amended from time to time (including, without limitation, the provisions providing for foreclosure and release of the Collateral) and authorizes and directs the Collateral Agent under the Pledge Agreement to act as secured party with respect thereto. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal of, premium and interest, if any, on the Notes and payment and performance of all other obligations of the Company and CSC to the Holders or the Trustee under this Indenture, the Notes and the Subsidiary Guarantee of CSC, according to the terms hereunder or thereunder, shall, subject to any prior Lien described therein, be secured as provided in the Pledge Agreement.

Section 11.02.    Maintenance of the Collateral.

                  On the Issue Date, the Intercompany Note (or the "Collateral"), which will constitute Senior Indebtedness of CSC-UK, will be in a principal amount equal to $115.0 million, will be denominated in US dollars, will mature on June 1, 2004 and will bear interest at a rate not less than the rate borne by the Notes. So long as any Notes remain outstanding, during such time as the Collateral is pledged to the Collateral Agent, the Company shall cause the outstanding aggregate principal amount of the Intercompany Note to increase or decrease on a pro rata basis with other notes provided by CSC-UK and pledged to third party lenders to reflect advances made by or repaid to CSC; provided that the Company shall cause the outstanding aggregate principal amount of the Intercompany Note to be no less than $115.0 million following the Issue Date; provided, further, that CSC-UK may (i) redeem or repurchase the Intercompany Note in connection with any optional redemption or offer to purchase Notes on a pro rata basis in a proportion that is equal to or less than the proportion that the principal amount of Notes so redeemed or purchased represents with respect to the amount of Notes outstanding immediately prior to such purchase or redemption and (ii) prepay the Intercompany Note in connection with a sale of substantially all of the Capital Stock or assets of CSC-UK pursuant to a transaction in compliance with the covenant described under Section 4.08.

Section 11.03.   Interest and Principal on the Collateral.

                  The Notes will also be secured by all interest and principal payments made upon or with respect to the Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, all interest and principal payments made upon or with respect to the Collateral shall not constitute Collateral and may be used by CSC subject to the other terms and conditions of this Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of CSC to receive all such interest and principal payments shall cease, and such interest and principal payments shall constitute Collateral and shall be paid or otherwise delivered to the Collateral Agent. The security interest in the Collateral will be a first priority security interest subject only to certain Permitted Liens; provided, however, that the Subsidiary Guarantee of CSC will cease to be secured by the security interest in the Collateral, and the Intercompany Note shall cease to constitute Collateral, in the event that CSC-UK (i) becomes a direct Subsidiary of the Company and the Company becomes the holder of the Intercompany Note or (ii) the Intercompany
Note is prepaid in connection with the sale of substantially all of the Capital Stock or assets of CSC-UK pursuant to a transaction in compliance with the covenant described under Section 4.08.

Section 11.04.   Recording and Opinions.

                  (a) The Company and the Subsidiary Guarantors shall cause any financing statements, all amendments or supplements thereto and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Liens securing the obligations under the Notes and the Subsidiary Guarantees pursuant to the Pledge Agreement and to effectuate and preserve the security of the Holders and all rights of the Trustee. Notwithstanding the foregoing, the Trustee has no responsibility for the validity, perfection, priority or enforceability of the security interests in any of the Collateral and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

                  (b) The Company and the Subsidiary Guarantors shall furnish to the Trustee: (x) an Opinion of Counsel in the United States either (i) stating that in the opinion of such counsel, this Indenture, the Pledge Agreement and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Pledge Agreement or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under the Pledge Agreement effective as intended by such Pledge Agreement; and

                  (y) On May 14, in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Pledge Agreement until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the Liens intended to be created by the Pledge Agreement or (B) stating that in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

                  (c) The Company shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 324(d). Such certificates or opinions shall be subject to the terms of TIA Section 314(e).

Section 11.05.    Authorization of Actions To Be Taken by the
                  Collateral Agent Under the Pledge Agreement.

                  The Collateral Agent may (but shall not be obligated to), in its sole discretion and without the consent of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce or effect the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder as provided therein. Such actions shall include, but not be limited to, advising, instructing or otherwise directing any agent appointed by it in connection with enforcing or effecting any term or provision of the Pledge Agreement. Subject to the provisions of the Pledge Agreement, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the collateral by any acts which may be unlawful or in violation of the Pledge Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of any parties secured by the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security under the Pledge Agreement or be prejudicial to the interests of any parties secured by the Collateral or of the Collateral Agent).

Section 11.06. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

                  The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of the Indenture.

Section 11.07.    Release of Collateral.

                  (a) Subject to paragraphs (b) and (c) of this Section 11.07, Collateral may be released from the Lien and security interest created by the Pledge Agreement upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under the Pledge Agreement have been met, specifically that (i) the CSC - UK has become a direct Subsidiary of the Company and the Company has become the holder of the Intercompany Note, (ii) an Investment Grade Rating has been received by the Company with respect to the Notes or (iii) the Intercompany
Note is prepaid in connection with the sale of substantially all of the Capital Stock or assets of CSC-UK pursuant to a transaction in compliance with Section
4.08. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

                  (b) No Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Trustee the certificate required by this Section 11.07.

                  (c) To the extent applicable, the Company shall cause TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 11.08.    Termination of Security Interest.

                  Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or in the event of an earlier termination of the Pledge Agreement pursuant to the terms thereof, the Trustee shall, at the request and expense of the Company together with an Officers' Certificate to such effect, deliver notification to the Collateral Agent that such obligations have been paid in full or, if the Collateral Agent is not the pledgee, send a certificate executed by a Responsible Officer to such pledgee, stating that such obligations have been paid in full.


                                   ARTICLE 12

                                  MISCELLANEOUS


Section 12.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.    Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial overnight courier service guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company or any Subsidiary Guarantor:

                           Cityscape Financial Corp.
                           565 Taxter Road
                           Elmsford, New York  10523
                           Attention:  Chief Financial Officer

                           Fax Number:  (914) 592-7101

                  with, in the case of any notice furnished pursuant to
                  Article 6, a copy to:

                           Gibson, Dunn & Crutcher
                           200 Park Avenue

                           New York, NY  10166
                           Attention: Sean P. Griffiths, Esq.

                           Fax Number:  (212) 351-4035


If to the Trustee:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York 10001
                           Attention:  Corporate Trust Administration

                           Fax Number:  (212) 946-8177

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Subsidiary Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, or by overnight commercial courier service guaranteeing next-day delivery at its address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.    Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

                    (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.  Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture other than a certificate provided pursuant to TIA Section 314(a)(4) shall comply with the provisions of TIA Section 314(c) and include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07.   Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08.   Governing Law.

                  THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof or of any other Person. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10.   No Recourse Against Others.

                  No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Subsidiary Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Subsidiary Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stock-holder, officer, employee or director of the Company or any Subsidiary Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released by each Noteholder as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.11.   Successors.

                  All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12.   Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13.   Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.   Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                       CITYSCAPE FINANCIAL CORP.


                                       By: /s/ Robert C. Patent
                                           --------------------------
                                            Name: Robert C. Patent
                                            Title: Executive Vice President


                                       CITYSCAPE CORP.,
                                          as Subsidiary Guarantor


                                       By: /s/ Robert C. Patent
                                           --------------------------
                                            Name: Robert C. Patent
                                            Title: Executive Vice President


                                        THE CHASE MANHATTAN BANK,
                                          as Trustee


                                       By: /s/ Douglas Lavelle
                                           --------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]


                                                                  CUSIP [      ]

                            CITYSCAPE FINANCIAL CORP.

No.                                                                   [     ]  $




                          12-3/4% SENIOR NOTE DUE 2004

                  CITYSCAPE FINANCIAL CORP., a Delaware corporation (the "Company"), for value received, promises to pay to ____________________________ or registered assigns the principal sum of _________________________ dollars on June 1, 2004.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          CITYSCAPE FINANCIAL CORP.


                                          By:  ______________________________
                                                 Title:


                                          By:  ______________________________
                                                 Title:


Dated:

Certificate of Authentication


                  This is one of the 12-3/4% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                          THE CHASE MANHATTAN BANK,
                                          as Trustee


                                          By:  __________________________
                                                Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                            CITYSCAPE FINANCIAL CORP.

                          12-3/4% SENIOR NOTE DUE 2004

                  1. Interest. Cityscape Financial Corp., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 12-3/4% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 14, 1997 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 1 and December 1 commencing December 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 12-3/4% per annum.

                  2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 15 or November 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

                  3. Paying Agent and Registrar. Initially, The Chase Manhattan Bank (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any of its domestic subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of May 14, 1997 (the "Indenture") among the Company, the Subsidiary Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $300.0 million.

                  5. Optional Redemption. Except as hereinafter set forth, the Company may not optionally redeem the Notes.

                  Notwithstanding the foregoing, the Company may redeem in the aggregate up to 33-1/3% of the original principal amount of Notes at any time and from time to time on or prior to June 1, 2000 at a redemption price equal to 112.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Public Equity Offerings; provided, that at least $200.0 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

                  7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  8. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Subsidiary Guarantors and CIBC Wood Gundy Securities Corp., Bear, Stearns & Co. Inc., and Oppenheimer & Co. Inc., as Initial Purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Inden-ture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

                  10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  12. Amendment, Supplement, Waiver, Etc. The Company, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, to comply with the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Subsidiary Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

                  15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) or (8) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in
Section 6.01(a)(8) or (9) of the Indenture occurs with respect to the Company, the principal amount of and interest on all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

                  16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  17. No Recourse Against Others. No director, officer, employee incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Subsidiary Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  19. Guarantees. The Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the

Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

                  20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Company and the Subsidiary Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                 CITYSCAPE FINANCIAL CORP.
                                 565 Taxter Road
                                 Elmsford, New York 10523

                                 Attention:  Chief Financial Officer

                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

__________________________________________________________
__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code of assignee)


and irrevocably appoint:

__________________________________________________________
__________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: ________________

                           Your Signature:  _____________________________

                           (Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.08 [ ]            Section 4.15 [ ]

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$--------------------
(multiple of $1,000)

Date: ________________

                           Your Signature:  _____________________________

                           (Sign exactly as your name appears on the face of this Note)

-------------------------
Signature Guaranteed

                                                                       EXHIBIT B

                         [FORM OF LEGEND FOR 144A NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

              (Insert assignee's social security or tax I.D number)

___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
(Print or type name, address and zip code of assignee)


and irrevocably appoint:

___________________________________________________________
___________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

[  ] (a)             this Note is being transferred in compliance
                     with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                 or

[  ] (b)             this Note is being transferred other than in
                     accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:__________________  Your Signature:______________________

                                        --------------------------------
                                        (Sign exactly as your name appears on
                                         the other side of  this Note)

     Signature Guarantee:               ________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________                         ____________________________
                                                  NOTICE:  To be executed by
                                                           an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

___________________________________________________________
___________________________________________________________
___________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

___________________________________________________________
___________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Boxes (a) or (b) need only be checked on or prior to June 23, 1997.]

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date: __________________              Your Signature:  ________________

                                        ---------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Note)

                   Signature Guarantee: ____________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                     ________________________
                                              NOTICE:  To be executed by
                                              an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]


                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               -----------, ----





The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001

Attention:  Corporate Trust Administration





         Re:      Cityscape Financial Corp. (the "Company")
                  12-3/4% Senior Notes due 2004 (the "Notes")

Dear Sirs:


                  In connection with our proposed purchase of Notes, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 14, 1997 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof,
         (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A),
         (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or
         (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [Name of Transferee]


                                                     By:  ____________________
                                                          Authorized Signature

                                                                       EXHIBIT F




                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                ----------, ----


Attention:


         Re:      Cityscape Financial Corp. (the "Company")
                  12-3/4% Senior Notes due 2004 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of         aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferor]


                                             By:  __________________________
                                                  Authorized Signature

                                                                       EXHIBIT G

                               [FORM OF GUARANTEE]


                  Each of the undersigned (the "Subsidiary Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of May 14, 1997 by and among Cityscape Financial Corp., as issuer, the Subsidiary Guarantors, as guarantors, and The Chase Manhattan Bank, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Subsidiary Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                      [LIST OF GUARANTORS]


                                      By:  ___________________________
                                            Name:
                                            Title: